Exhibit 10.2

Execution Version

CONTRIBUTION AGREEMENT

By and Among,

PLAINS GP HOLDINGS, L.P.,

PAA GP HOLDINGS LLC

And

THE OTHER PARTIES SIGNATORY HERETO

Dated as of October 21, 2013

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of October 21, 2013 (this “Contribution Agreement”), is by and among Plains GP Holdings, L.P., a Delaware limited partnership (“PAGP”), PAA GP Holdings LLC, a Delaware limited liability company and the general partner of PAGP (“PAGP GP”), the Persons listed under the heading “Existing Owners” on the signature pages hereto (collectively, the “Existing Owners”) and the Persons listed under the heading “EMG Seller Parties” on the signature pages hereto (such EMG Seller Parties, together with any Existing Owner who will receive a cash payment as reflected on Exhibit A hereto, the “Sellers”).  The above-named Persons are sometimes referred to in this Contribution Agreement each as a “Party” and collectively as the “Parties.”  Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the Existing Owners collectively own 100% of the Class A Units (the “AAP Units”) in Plains AAP, L.P., a Delaware limited partnership (“AAP”), and 100% of the membership interests in Plains All American GP LLC, a Delaware limited liability company (“GP LLC”) (each as reflected in Exhibit A attached hereto);

WHEREAS, AAP directly owns all of the incentive distribution rights in Plains All American Pipeline, L.P., a Delaware limited partnership (“PAA”), and 100% of the membership interests in PAA GP LLC, a Delaware limited partnership and direct owner of a 2% general partner interest in PAA (“PAA GP”);

WHEREAS, PAA Management, L.P., a Delaware limited partnership (“PAA Management”), formed PAGP GP, pursuant to the terms of the Delaware Limited Liability Company Act to act as the general partner of PAGP;

WHEREAS, PAA Management and PAGP GP formed PAGP pursuant to the terms of the Delaware Revised Uniform Limited Partnership Act for the purpose of facilitating the Offering;

WHEREAS, pursuant to resolutions adopted by GP LLC (on behalf of itself and in its capacity as the general partner of AAP), the 1% general partner interest in AAP owned by GP LLC has been converted into AAP Units and a non-economic general partner interest in AAP, and GP LLC has effected a pro rata distribution of such AAP Units it received as a result of such conversion to the Existing Owners;

WHEREAS, the Existing Owners desire to contribute their membership interests in GP LLC to PAGP GP in exchange for the issuance by PAGP GP of  membership interests in PAGP GP (the “GP Units”), whereupon the organizational membership interest of PAA Management in PAGP GP shall be cancelled;

WHEREAS, PAGP GP desires to further contribute all of the membership interests in GP LLC received by it from the Existing Owners to PAGP in exchange for the continuation of its non-economic general partner interest;

WHEREAS, promptly following its receipt of GP Units from PAGP GP, EMG Investment, LLC will make a distribution of a portion of its AAP Units and GP Units to the EMG Seller Parties and the EMG Seller Parties have agreed to be Sellers hereunder; and

WHEREAS, in connection with the foregoing contributions, the Existing Owners will be issued PAGP Class B Shares as reflected on Exhibit A;

WHEREAS, in connection with the contributions noted above and as part of the Offering and in exchange for the Consideration, the Sellers desire to transfer to PAGP the interests set forth for such Party in the columns “AAP Units Sold” and “GP Units Sold,” in each case as reflected on Exhibit A (collectively, the “Transferred Assets”);

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the Parties agree as follows:

ARTICLE I
DEFINITIONS

The terms set forth below in this ARTICLE I shall have the meanings ascribed to them below:

“AAP” has the meaning set forth in the recitals.

“AAP Partnership Agreement” has the meaning set forth in Section 5.2.

“AAP Units” has the meaning set forth in the recitals.

“Commission” means the U.S. Securities and Exchange Commission.

“Consideration” has the meaning set forth in Section 2.3.

“Closing” means the closing of the transactions contemplated pursuant to this Contribution Agreement.

“Effective Time” means immediately prior to the closing of the Offering pursuant to the Underwriting Agreement.

“Existing Owners” has the meaning set forth in the introductory paragraph.

“Governmental Authority” means (i) the United States of America, (ii) any state, province, county, municipality or other governmental subdivision within the United States of America, and (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America, or of any state, province, county, municipality or other governmental subdivision within the United States of America.

“GP LLC” has the meaning set forth in the recitals.

“GP LLC Agreement” has the meaning set forth in Section 5.3.

“GP Units” has the meaning set forth in the recitals.

“Offering” means the initial public offering of the Class A Shares contemplated by the Registration Statement.

“Option” has the meaning set forth in Section 3.1.

“Option Proceeds” has the meaning set forth in Section 3.1.

“Oxy” has the meaning set forth in Section 3.2.

“PAA” has the meaning set forth in the recitals.

“PAA GP” has the meaning set forth in the recitals.

“PAA Management” has the meaning set forth in the recitals.

“PAGP” has the meaning set forth in the introductory paragraph.

“PAGP Class B Shares” means the Class B Shares of PAGP, representing limited partner interests in PAGP.

“PAGP GP” has the meaning set forth in the introductory paragraph.

“Party or Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated organization or other legal entity of any kind.

“Registration Statement” means PAGP’s Registration Statement on Form S-1 filed with the Commission (Registration No. 333-190227), as amended.

“Sellers” has the meaning set forth in the introductory paragraph.

“Spread” means the underwriting discounts and commissions payable by PAGP to the underwriters in connection with the Offering, including in respect of the Option.

“Transferred Assets” has the meaning set forth in the recitals.

“Underwriters” means those underwriters listed in the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement among Barclays Capital Inc., as representative of the Underwriters, PAGP GP and PAGP dated as of October 15, 2013.

ARTICLE II
CONTRIBUTION AND DISTRIBUTION TRANSACTIONS

Section 2.1                                   Contribution by the Existing Owners of Interests in GP LLC to PAGP GP and PAGP.  Each of the Existing Owners hereby grants, contributes, bargains, assigns, transfers, sets over and delivers to PAGP GP, its successors and assigns, for its and their own use forever, the membership interests in GP LLC of such Existing Owner set forth for such Party in the column “Pre-Closing Percentage Ownership of GP LLC” on Exhibit A in exchange for the receipt of the membership interests in PAGP GP set forth for such Party in the column titled “GP Units Received” on Exhibit A.  In connection with such contribution, PAA Management hereby agrees to the cancellation of its initial formation interest in PAGP GP. Immediately following such contribution, PAGP GP hereby contributes all of such membership interests in GP LLC to PAGP in exchange for the continuation of its non-economic general partner interest in PAGP.

Section 2.2                                   Receipt of PAGP Class B Shares.  As a result of the contributions by the General Partner described in Section 2.1, in connection with the closing of the Offering, PAGP will issue the total number of PAGP Class B Shares set forth at the bottom of the column “PAGP Class B Shares Received” on Exhibit A to PAGP GP. Immediately following such issuance, PAGP GP will distribute to each Existing Owner the number of PAGP Class B Shares set forth for such Party in the column “PAGP Class B Shares Received” on Exhibit A.

Section 2.3                                   Sale of Interests in PAGP GP and AAP.  Each Seller hereby grants, contributes, bargains, assigns, sells, transfers, sets over and delivers to PAGP, its successors and assigns, for its and their own use forever, the Transferred Assets owned by such Seller.  In exchange for such transfer, each Seller shall in connection with the closing of the Offering receive a cash payment from PAGP in the amount set forth for such Party in the column “Cash Payment” on Exhibit A (the “Consideration”).  Each Seller and PAGP shall, upon consummation of the transactions contemplated by this Section 2.3, execute and deliver to each other a cross-receipt acknowledging receipt of the consideration to which such party is entitled pursuant to this Section 2.3.

Section 2.4                                   Resulting Ownership Interests.  After giving effect to the transactions contemplated by Sections 2.1, 2.2, 2.3 and 2.5, the Existing Owners will collectively own a 78.9% membership interest in PAGP GP and a 78.9% limited partnership interest in AAP, as reflected on an individual basis on Exhibit A and PAGP will own a 21.1% membership interest in PAGP GP and a 21.1% limited partnership interest in AAP. Additionally, PAA Management hereby agrees to the cancellation of its initial limited partner interest in PAGP.

Section 2.5                                   Underwriter’s Cash Contribution.  The Parties acknowledge that, contemporaneously with the execution and delivery of this Contribution Agreement, the Underwriters are, pursuant to the Underwriting Agreement, making a capital contribution to PAGP of $2.816 billion in cash, (or a net capital contribution of $2.73152 billion after deducting the Spread of $84.48 million) in exchange for the issuance by PAGP to the Underwriters of 128,000,000 Class A Shares, representing a 21.1% limited partner interest in PAGP.

Section 2.6                                   Payment of Transaction Expenses by PAGP.  The Parties hereby acknowledge (a) the incurrence by PAGP, in connection with the transactions contemplated hereby, of transaction expenses in the estimated amount of approximately $5.0 million (exclusive of the Spread), including reimbursement of certain transaction expenses advanced by certain of the Existing Owners, and (b) the payment by PAGP of $2.72652 billion, representing the net proceeds of the Offering after deducting expenses in a manner consistent with this Section 2.6, to the Sellers as contemplated by Section 2.3 above. The Parties further acknowledge that certain of the transaction expenses incurred by PAGP relate to the Offering and other transaction expenses are not directly related to the Offering but relate generally to the formation and restructuring of PAGP, PAGP GP and related entities.  In recognition of the foregoing, the Parties agree that (i) the Sellers receiving cash proceeds in connection with the Offering, as reflected on Exhibit A, will bear 75% of the above described estimated transaction expenses, in proportion to their relative receipt of cash proceeds of the Offering and (ii) PAGP will cause AAP to bear the remainder of such transaction expenses (including any expenses that exceed the estimate described above).  The residual transaction expenses to be borne by AAP shall be deducted from the distribution payable to the Existing Owners by AAP with respect to the third quarter of 2013.

Section 2.7                                   Tax Matters.

(a)                                 The Parties agree to treat the transfer and sale of the Transferred Assets by the Sellers to PAGP in exchange for the Consideration as a taxable sale or exchange.  The Parties also agree to report such transfer in accordance with the foregoing sentence for all U.S. federal income and any applicable state and local income or franchise tax purposes.

(b)                                 At Closing, each Seller shall provide to PAGP an executed certificate of non-foreign status described in Treasury Regulation § 1.1445-2(b)(2) substantially in the form attached hereto as Exhibit B (individual form) or Exhibit C (entity form), as appropriate.  With respect to any Seller that fails to provide such certificate, PAGP will withhold pursuant to Section 1445 of the Internal Revenue Code cash in an amount equal to 10% of the Consideration delivered to such Seller.

(c)                                  The Parties agree that the allocations of taxable income of AAP for the 2013 tax year shall be made in a manner that reflects the rights of the Sellers and PAGP to cash distributions as reflected in Section 4.2 of the AAP Partnership Agreement.

Section 2.8                                   Nature of Existing Owners’ and Sellers’ Obligations and Rights.  The respective obligations of each Existing Owner and each Seller under this Contribution Agreement are several and not joint with the obligations of any other Existing Owner and Seller, and no Existing Owner or Seller shall be responsible in any way for the performance of the obligations of any other Existing Owner or Seller under this Contribution Agreement. The failure or waiver of performance under this Contribution Agreement by any Existing Owner or Seller, or on its behalf, does not excuse performance by any other Existing Owner or Seller. Nothing contained herein, no transactions contemplated hereby, and no action taken by any Existing Owner or Seller pursuant hereto, shall be deemed to constitute the Existing Owners and/or the Sellers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Existing Owners or the Sellers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Existing Owner and each Seller shall be entitled to independently protect and enforce its rights, and it shall not be necessary for any other Existing Owner or Seller to be joined as an additional party in any proceeding for such purpose.

ARTICLE III
ADDITIONAL TRANSACTIONS

Section 3.1                                   Over-Allotment Option.  The Parties agree that in the event the option granted by PAGP to the Underwriters in the Underwriting Agreement to purchase additional Class A Shares is exercised in whole or in part by the Underwriters (the “Option”), the Underwriters will contribute additional cash to PAGP (the “Option Proceeds”) in exchange for up to an additional 19,200,000 Class A Shares  on the basis of the initial public offering price per Class A Share set forth in the Registration Statement, net of the Spread and offering expenses associated with the Option.

Section 3.2                                   Redemption of Class B Shares and AAP Units.  The Parties agree, that if the Option is exercised in whole or in part by the Underwriters, (a) PAGP will redeem from Oxy Holding Company (Pipeline), Inc. (“Oxy”) a number of PAGP Class B Shares, and purchase from Oxy a corresponding number of AAP Units, equal to the number of Class A Shares purchased by the Underwriters pursuant to the Option  for a price equal to the product of (i) the initial public offering price per Class A Share set forth in the Registration Statement, less the Spread and (ii) the number of AAP Units being purchased  by PAGP, less the total amount of  offering expenses associated with the Option, and (b) Oxy will contribute to PAGP a number of GP Units that equals the number of PAGP Class B Shares redeemed.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE
EXISTING OWNERS AND THE SELLERS

Each Existing Owner and each Seller, severally and not jointly, hereby represents and warrants to PAGP with respect to itself, as of the date hereof, as follows:

(a)                                 Such Party is an individual or has been duly incorporated or formed and is validly existing in good standing under the laws of its state of incorporation or formation, with all individual, corporate or partnership power and authority necessary to own or hold each such Party’s properties and conduct the businesses in which each such Party is engaged and, to execute and deliver this Contribution Agreement and to consummate the transactions contemplated hereby.

(b)                                 Such Party owns the “Pre-Closing Percentage Ownership of AAP Units,” “Pre-Closing Percentage Ownership of GP LLC,” “GP Units Received,” “AAP Units Sold” and “GP Units Sold” set forth opposite such Party’s name in the columns so titled on Exhibit A, free and clear of all liens, encumbrances, security interests, equities, charges or claims.

(c)                                  All individual, corporate or partnership action required to be taken by such Party or any of its securityholders for the authorization, execution and delivery of this Contribution Agreement and the consummation of the transactions contemplated by this Contribution Agreement has been validly taken.

(d)                                 None of the (i) the execution, delivery and performance of this Contribution Agreement by such Party, or (ii) consummation of the transactions contemplated hereby (A) conflicts with or constitutes a violation of the organizational documents of such Party, (B) conflicts with or constitutes a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Party is a party or by which such Party or any of its respective properties may be bound, (C) violates any statute, law or regulation or any order, judgment, decree or injunction of any Governmental Authority or body having jurisdiction over such Party, or any of its respective properties or assets, or (D) results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Party, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, materially impair (i) the transactions contemplated by this Contribution Agreement or (ii) the ownership and use by PAGP of the Transferred Assets at or after the Effective Time.

(e)                                  No permit, consent, approval, authorization, order, registration, filing or qualification (a “consent”) of or with any Governmental Authority or body having jurisdiction over such Party or any of its respective properties is required in connection with (i) the execution, delivery and performance of this Contribution Agreement by such Party, or (ii) the consummation by such Party of the transactions contemplated by this Contribution Agreement, except for such consents that have been obtained.

ARTICLE V
APPROVALS

Section 5.1                                   Consent to Contribution Agreement Transactions.  Each of the Existing Owners and the Sellers, on behalf of themselves, GP LLC and AAP, in their capacity as members of GP LLC and in their capacity as holders of AAP Units, and in GP LLC’s capacity as the general partner of AAP, hereby ratifies, authorizes, approves, confirms and consents to, in all respects, the terms and provisions of, and the transactions contemplated by, this Contribution Agreement.  Without limiting the generality of the foregoing, each Party (i) deems the transfers of AAP Units and membership interests in GP LLC and, if applicable the transfers of PAGP Class B Shares, pursuant to Article II or Article III hereof, when consummated in accordance with this Contribution Agreement, to have satisfied all requirements for the effectiveness of such transfers under the AAP Partnership Agreement (including, as in effect prior to the date hereof) and the GP LLC Agreement (including, as in effect prior to the date hereof); and (ii) permanently, irrevocably and unconditionally waives any right or power it might have to prevent, alter, encumber, rescind or nullify any of such transfers, including a waiver of any right of first refusal it may hold pursuant to Section 7.8 of the AAP Partnership Agreement (including, as in effect prior to the date hereof) and/or Section 9.8 of the GP LLC Agreement (including, as in effect prior to the date hereof) with respect to such transfers.

Section 5.2                                   Amendment and Restatement of the Limited Partnership Agreement of AAP.  Each of the Existing Owners, on behalf of themselves, GP LLC and AAP, in their capacity as members of GP LLC, and in GP LLC’s capacity as the general partner of AAP, hereby ratifies, authorizes, approves, adopts and confirms, in all respects, the terms and provisions of the Seventh Amended and Restated Limited Partnership Agreement of AAP, substantially in the form attached hereto as Exhibit D (the “AAP Partnership Agreement”).

Section 5.3                                   Amendment and Restatement of the Limited Liability Company Agreement of GP LLC.  Each of the Existing Owners, on behalf of themselves and GP LLC, in their capacity as members of GP LLC, hereby ratifies, authorizes, approves, adopts and confirms, in all respects, the terms and provisions of the Sixth Amended and Restated Limited Liability Company Agreement of GP LLC, substantially in the form attached hereto as Exhibit E (the “GP LLC Agreement”).

Section 5.4                                   Amendment and Restatement of the Limited Liability Company Agreement of PAGP GP.  Each of the Existing Owners, on behalf of themselves and PAGP GP, in their capacity as members of PAGP GP, hereby ratifies, authorizes, approves, adopts and confirms, in all respects, the terms and provisions of the Amended and Restated Limited Liability Company Agreement of PAGP GP, substantially in the form attached hereto as Exhibit F.

ARTICLE VI
FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Contribution Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Contribution Agreement or intended so to be, and (c) more fully and effectively to carry out the purposes and intent of this Contribution Agreement.

ARTICLE VII
EFFECTIVE TIME

Notwithstanding anything contained in this Contribution Agreement to the contrary, none of the provisions of ARTICLE II or ARTICLE III of this Contribution Agreement shall be operative or have any effect prior to the Effective Time; immediately following the Effective Time all the provisions of ARTICLE II of this Contribution Agreement shall be effective and operative, without further action by any Party hereto; and to the extent the Option is exercised by the Underwriters, the transactions contemplated by the ARTICLE III shall be effective and operative at the closing of the Option, in accordance with ARTICLE III.

ARTICLE VIII
INDEMNIFICATION

Section 8.1                                   Indemnification by the Existing Owners and Sellers.  Subject to the other provisions of this ARTICLE VIII, each Existing Owner and each Seller agrees, severally and not jointly, to indemnify, defend and hold harmless PAGP from and against any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney’s fees and expert fees) of any and every kind and character (“Losses”), insofar as such Losses arise out of or are based upon:

(a)                                 the failure of such Existing Owner or Seller to transfer to PAGP GP and PAGP good and valid title to the equity interests set forth such Existing Owner’s or Seller’s name on Exhibit A hereto, free and clear of all liens, encumbrances, security interests, equities, charges or claims (other than as may arise or exist under the AAP Partnership Agreement), pursuant to the terms of this Contribution Agreement;

(b)                                 the failure of such Existing Owner or Seller to have as of the Closing any consent or approval of a Governmental Authority necessary to allow the transfer by such Existing Owner or Seller of its portion of the membership interest in GP LLC or the Transferred Assets, as applicable; and

(c)                                  all federal, state and local income tax liabilities attributable to the Transferred Assets allocable to such Existing Owner or Seller prior to the Closing, including any such income tax liabilities of any Seller that may result from the consummation of the transactions contemplated by this Contribution Agreement.

Section 8.2                                   Indemnification Procedure.

(a)                                 As used in this Section 8.2, the term “Indemnifying Party” refers to the Existing Owners; and the term “Indemnified Party” refers to PAGP.

(b)                                 The Indemnified Party agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification under this ARTICLE VIII, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim.

(c)                                  The Indemnifying Party shall have the right to control, at its sole cost and expense, all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this ARTICLE VIII, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any Governmental Authority and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party (which consent shall not be unreasonably withheld) unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

(d)                                 The Indemnified Party agrees to cooperate fully with the Indemnifying Party, with respect to (i) its pursuit of insurance coverage or recoveries with respect to the claims covered by the indemnification under this ARTICLE VIII and (ii) all aspects of the defense of any claims covered by the indemnification under this ARTICLE VIII, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records, and other information furnished by the Indemnified Party pursuant to this Section 8.2.  In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this ARTICLE VIII provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense.  The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

ARTICLE IX
MISCELLANEOUS

Section 9.1                                   Order of Completion of Transactions.  The transactions provided for in ARTICLE II shall be completed immediately following the Effective Time.  The transactions provided for in ARTICLE III shall be completed as reflected therein in connection with the closing of the Option.

Section 9.2                                   Headings; References; Interpretation.  All Article and Section headings in this Contribution Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Contribution Agreement, shall refer to this Contribution Agreement as a whole, including, without limitation, all Exhibits attached hereto, and not to any particular provision of this Contribution Agreement.  All personal pronouns used in this Contribution Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 9.3                                   Successors and Assigns.  The Contribution Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 9.4                                   No Third Party Rights.  The provisions of this Contribution Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Contribution Agreement.

Section 9.5                                   Counterparts.  This Contribution Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.

Section 9.6                                   Governing Law.  This Contribution Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.

Section 9.7                                   Severability.  If any of the provisions of this Contribution Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Contribution Agreement. Instead, this Contribution Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Contribution Agreement at the time of execution of this Contribution Agreement.

Section 9.8                                   Amendment or Modification.  This Contribution Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Contribution Agreement.

Section 9.9                                   Integration.  This Contribution Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This Contribution Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Contribution Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Contribution Agreement.

Section 9.10                            Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable law, this Contribution Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

Section 9.11                            EMG Seller Parties.  Each of the Persons identified as an EMG Seller Party (collectively, the “EMG Seller Parties”) by separate correspondence delivered to PAGP from John T. Raymond, in his capacity as attorney-in-fact for the EMG Seller Parties, have granted John T. Raymond a power-of-attorney with full power and authority to execute and deliver this  Contribution Agreement.  EMG Investment, LLC or its authorized representative has delivered to PAGP an agreement evidencing such power-of-attorney.  EMG Investment, LLC represents and warrants to PAGP that such power-of-attorney remains in full force and effect as of the date hereof.  The EMG Seller Parties or their authorized representative have provided PAGP with certain notice, wiring and other information requested by PAGP by separate letter.

[signature pages follow]

IN WITNESS WHEREOF, the Parties to this Contribution Agreement have caused it to be duly executed as of the date first above written.

PLAINS GP HOLDINGS, L.P.

By:	PAA GP HOLDINGS LLC,
its general partner

By:	/s/ Richard McGee
	Name:	Richard McGee
	Title:	Executive Vice President,
General Counsel and Secretary

PAA GP HOLDINGS LLC

By:	/s/ Richard McGee
	Name:	Richard McGee
	Title:	Executive Vice President,
General Counsel and Secretary

Signature Page to Contribution Agreement

EXISTING OWNERS:

OXY HOLDING COMPANY (PIPELINE), INC.

By:	/s/ Todd A. Stevens
	Name:	Todd A. Stevens
	Title:	Vice President

EMG INVESTMENT, LLC

By:	EMG Admin LP, its manager
By:	EMG Admin, LLC, its general partner

By:	/s/ John T. Raymond
	Name:	John T. Raymond
	Title:	Chief Executive Officer

KAFU HOLDINGS, L.P.

By:	KAFU Holdings, LLC, its general partner

By:	/s/ David Shladovsky
	Name:	David Shladovsky
	Title:	General Counsel

KA FIRST RESERVE XII, LLC

By:	/s/ David Shladovsky
	Name:	David Shladovsky
	Title:	General Counsel

PAA MANAGEMENT, L.P.

By:	PAA Management LLC, its general partner

By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Executive Vice President, Treasurer and
Chief Financial Officer

Signature Page to Contribution Agreement

STROME PAA, L.P.

By:	Strome Investment Management, LP,
its general partner

By:	/s/ Mark. E Strome
	Name:	Mark E. Strome
	Title:	President & Chief Executive Officer

MARK E. STROME LIVING TRUST

By:	/s/ Mark. E Strome
	Name:	Mark E. Strome
	Title:	Settlor & Trustee

WINDY, L.L.C.

By:	/s/ W. David Scott
	Name:	W. David Scott
	Title:	Manager

LYNX HOLDINGS I, LLC

By:	/s/ John T. Raymond
	Name:	John T. Raymond
	Title:	Sole Member

KAFU HOLDINGS II, L.P.

By:	KAFU Holdings, LLC, its general partner

By:	/s/ David Shladovsky
	Name:	David Shladovsky
	Title:	General Counsel

Signature Page to Contribution Agreement

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	/s/ David Shladovsky
	Name:	David Shladovsky
	Title:	General Counsel

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

By:	/s/ David Shladovsky
	Name:	David Shladovsky
	Title:	General Counsel

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

By:	/s/ David Shladovsky
	Name:	David Shladovsky
	Title:	General Counsel

JAY CHERNOSKY

/s/ Jay Chernosky

PAUL N. RIDDLE

/s/ Paul N. Riddle

RUSSELL T. CLINGMAN

/s/ Russell T. Clingman

DAVID E. HUMPHREYS

/s/ David E. Humphreys

Signature Page to Contribution Agreement

PHILIP J. TRINDER

/s/ Philip J. Trinder

KIPP PAA TRUST

By:	/s/ Christine Kipp
	Name:	Christine Kipp
	Title:	Trustee

EMG SELLERS:

EMG SELLER PARTIES

By:	John T. Raymond, as attorney-in-fact for each of the EMG Seller Parties

By:	/s/ John T. Raymond
	Name:	John T. Raymond

Signature Page to Contribution Agreement